BA MASTER CREDIT CARD TRUST
                                  SERIES 1996-A

                     Monthly Period Ending: NOVEMBER 30,1996
                                            ----------------


                                PORTFOLIO STATUS
                                ----------------

                                              # of Accounts           Dollars
                                              -------------           -------

Total Outstanding                              2,917,242        3,897,186,809.44

       (a)  Total Principal Outstandings          N/A           3,841,818,775.76

       (b)  Total Finance Charge Outstandings     N/A              55,368,033.68


Adjusted Investor Interest                                        500,000,000.00

       (a)  Class A Adjusted Investor Interest                    427,500,000.00

       (b)  Class B Investor Interest                              32,500,000.00

       (c)  Collateral Interest                                    40,000,000.00




Delinquencies                                                     160,811,007.16

        %  of  Total Outstandings                                        4.1263%

Gross Credit Losses                                                19,423,627.32

        % of Total Outstandings                                          0.4984%

Investor Default Amount                                             2,483,233.06
        % Adjusted Investor Interest                                     0.4966%

Monthly Payment Rate                                                    13.2897%

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Payments and Yield                                                   Amount
------------------                                                   ------

Amount of Collections of Principal Receivables
in Trust                                                         $463,143,070.52

Amount of Collections of Finance Charge
Receivables in Trust                                             $ 54,782,576.04

Aggregate Amount of Collections of Principal
Receivable (allocable to Investor Interest)                      $ 59,210,988.99

   (a)      Shared Principal Collections
            (allocable to Investor Interest -
            if any)                                              $          0.00

Aggregate Amount of Collections of Finance
Charge Receivable (allocable to Adjusted
Investor Interest)                                               $  7,255,904.47

   (a)      Periodic Finance Charge other fees,
            including Cash Advance Fees, Late
            Fees and charges for Credit
            Insurance and Special Fees
            (excluding Recoveries)                               $  6,662,826.31

   (b)      Recoveries                                           $     53,589.10

   (c)      Annual Membership Fees                               $    340,906.91

   (d)      Interchange (if any)                                 $    198,582.15


                                                                     Amount
                                                                     ------

Principal Funding Account Balance                                     0.00

Principal Funding Investment Proceeds                                 0.00

Required Reserve Account Amount                                       0.00

      % of Class A Investor Interest                                  0.00%

Reserve Account Amount                                                0.00

        % of Class A Investor Interest                                0.00%

Interest and earnings on funds on deposit in
the Reserve Account (accrued since the
preceding Transfer Date as per Section 4.15(b))                       0.00

Servicer Interchange                                              416,666.67

            % of Adjusted Investor Interest                           1.00%



Gross Portfolio Yield                                               18.4142%

Default Rate (Gross)                                                 5.9598%

Portfolio Yield (Net)                                               12.4544%

Base Rate                                                            7.7216%

Excess Spread Percentage                                             4.7328%

Excess Spread                                                     $1,972,018.62

Spread Account Cap Percentage                                         0.00%

Spread Account Cap                                            $       0.00

Spread Account Amount                                         $       0.00

            % of Initial Investor Interest                            0.00%

Investment Earnings                                           $       0.00